Exhibit 99.1

 MATRIA HEALTHCARE EXCEEDS GUIDANCE AND REPORTS 88% INCREASE IN NET EARNINGS
                   AND $0.27 EPS FROM CONTINUING OPERATIONS

    MARIETTA, Ga., July 20 /PRNewswire-FirstCall/ -- Matria Healthcare, Inc. (Nasdaq: MATR) today announced financial results for the second quarter and six months ended June 30, 2005.

    Revenues for the second quarter of 2005 increased 17% to $84.0 million, compared with $71.9 million in the second quarter of 2004. Earnings from continuing operations increased 88% for the second quarter of 2005 to $5.3 million, or $0.27 per diluted common share, compared with $2.8 million, or $0.17 per diluted common share, in the second quarter of 2004.

    Revenues for the Company's Health Enhancement segment increased by 18% to $57.8 million in the second quarter of 2005, compared with $49.1 million in the second quarter of 2004. The Health Enhancement segment is comprised of the Company's disease management, wellness and case management business, other than that reported in the Women's and Children's Health segment; its foreign diabetes service operation; and Facet Technologies, the Company's diabetes product design, development and assembly operation. Revenues for the disease management component increased 37% to $18.5 million in the second quarter of 2005, compared with $13.5 million in the second quarter of 2004. Second quarter 2005 revenues for the foreign diabetes business increased 21% to $17.9 million, compared with $14.8 million in second quarter 2004, and Facet Technologies' revenues in the second quarter of 2005 increased 2% to $21.3 million, compared with $20.9 million in the prior year's second quarter.

    Revenues for the Women's and Children's Health segment increased 15% to $26.2 million, compared with revenues of $22.8 million in the second quarter of 2004. Second quarter results marked the third consecutive quarter of revenue growth for the Women's and Children's Health segment. This business segment is comprised of the Company's maternity disease management services and obstetrical telemedicine services.

    Parker H. "Pete" Petit, Chairman and Chief Executive Officer, commented:
"Second quarter's results exhibited strong momentum. Our disease management services continue to drive growth with a robust pipeline of new business from both new and existing accounts. We have already announced 20 new or expanded accounts so far this year and expect more to follow as we continue to demonstrate significant cost savings and compelling outcomes for our clients. We are extremely pleased with the improvement in the Women's and Children's Health segment. It is evident that the market is now embracing the disease management approach to managing complicated and high-risk pregnancies. We are also pleased with the early results from our acquisition of Miavita, as employers show considerable demand for health and wellness services. Several new and existing clients have already included the Miavita programs as part of the health enhancement programs available to their employees."

    "We are delivering on our strategy of expanding our health enhancement offerings and capitalizing on future opportunities in the disease management market," added Petit. "Furthermore, our enhanced informatics offerings are enabling our clients to make more informed decisions on their health and wellness programs."

    Revenues for the first six months of 2005 increased 16% to $161.6 million, compared with $139.2 million in the first half of 2004. The Company increased earnings 200% from continuing operations for the first half of 2005 to $9.3 million, or $0.48 per diluted common share, compared with $3.1 million, or $0.19 per diluted common share, in the same period last year.

    Revenues for the Company's Health Enhancement segment increased by 18% to $111.2 million in the first six months of 2005, compared with $93.9 million in the first half of 2004. Revenues for the disease management component, other than Women's and Children's Health, increased 45% to $34.0 million in the first six months of 2005, compared with $23.4 million in the first half of 2004. Six month 2005 revenues for the foreign diabetes business increased 17% to $34.8 million, compared with $29.9 million in the first half of 2004, and Facet Technologies' revenues in the first six months of 2005 increased 4% to $42.4 million, compared with $40.7 million in the prior year's period. Revenues for the Women's and Children's Health segment grew by 11% to $50.4 million, compared with revenues of $45.3 million in the first six months of 2004.

    In the second quarter of 2004, the Company reported a number of unusual items primarily related to the retirement of $120 million of its 11% senior notes. Attached is a reconciliation of net earnings to earnings from continuing operations, excluding unusual items for 2004.

    Matria reported that the covered lives included in its disease management programs were 30.6 million at June 30, 2005. The Company reported 29.8 million covered lives in its disease management programs at the end of 2004, 14.2 million covered lives at the end of 2003, and 7.2 million covered lives at the end of 2002.

    THIRD QUARTER GUIDANCE
    The Company announced its expectations for third quarter of 2005 revenues to be between $86 million and $88 million and earnings per diluted common share from continuing operations to be in the range of $0.29 to $0.31. The Company also reaffirmed its previous guidance for the year ending December 31, 2005, which was provided on December 16, 2004, for revenues to be in the range of $335 million to $340 million and earnings per diluted common share from continuing operations to be in the range of $1.03 to $1.13. The Company now expects to exceed the low end of the EPS range.

    A listen-only simulcast and replay of Matria Healthcare's second quarter conference call will be available on-line at the Company's website at www.matria.com or at www.fulldisclosure.com on July 21, 2005, beginning at 10:30 a.m. Eastern time.

    ABOUT MATRIA HEALTHCARE
    Matria Healthcare is a leading provider of comprehensive health enhancement programs for health plans and employers. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at www.matria.com.

    SAFE HARBOR STATEMENT
    This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the third quarter and full year of 2005, the prospects for growth in the Women's and Children's Health business, the continuation of the rapid growth of the Company's disease management business, the Company's ability to continue to demonstrate significant cost savings and compelling outcomes for its disease management clients, and the continuing demand for health and wellness services. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for the third quarter and full year of 2005, the possibility that continued demand for the Company's disease management-related programs, including, without limitation, health and wellness services, will diminish or not continue to grow, failure of the Company's disease management business to generate growth in revenues and earnings, inability of the Company to continue to demonstrate significant cost savings and compelling outcomes for its disease management clients, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, failure to sustain the recent growth in the Women's and Children's Health business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business, the Company's inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2004. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

                           MATRIA HEALTHCARE, INC.
          UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per share amounts)

                                        Three Months Ended           Six Months Ended
                                              June 30,                    June 30,
                                     -------------------------   -------------------------
                                         2005          2004          2005          2004
                                     -----------   -----------   -----------   -----------
    Revenues                         $    83,988   $    71,946   $   161,562   $   139,176
    Cost of revenues                      45,705        40,712        88,590        81,182
    Selling and
     administrative
     expenses                             27,988        22,683        54,104        45,718
    Provision for doubtful
     accounts                                891           796         1,770           778

      Operating earnings from
       continuing operations               9,404         7,755        17,098        11,498
    Interest expense, net                   (672)       (4,164)       (1,720)       (7,432)
    Other income, net                        203           114           255           114
    Loss on retirement of
     Senior Notes                              -       (22,886)            -       (22,886)
      Earnings (loss) from
       continuing operations
       before income taxes                 8,935       (19,181)       15,633       (18,706)
    Income tax (expense)
     benefit                              (3,617)        7,326        (6,313)        7,127
      Earnings (loss) from
       continuing operations               5,318       (11,855)        9,320       (11,579)
      Earnings (loss) from
       discontinued operations,
       net of tax                           (244)          333          (440)          987
      Gain on disposal of
       discontinued operations,
       net of tax                              -        32,799             -        32,799
        Earnings (loss) from
         discontinued
         operations                         (244)       33,132          (440)       33,786
    Net earnings                     $     5,074   $    21,277   $     8,880   $    22,207

    Net earnings (loss) per
     common share:
      Basic
        Continuing
         operations                  $      0.30   $     (0.77)  $      0.55   $     (0.75)
        Discontinued
         operations                        (0.01)         2.15         (0.02)         2.19
                                     $      0.29   $      1.38   $      0.53   $      1.44
      Diluted
        Continuing
         Operations                  $      0.27   $     (0.77)  $      0.48   $     (0.75)
        Discontinued
         Operations                        (0.01)         2.15         (0.02)         2.19
                                     $      0.26   $      1.38   $      0.46   $      1.44
    Weighted average shares
     outstanding:
      Basic                               17,775        15,465        16,867        15,401
      Diluted                             21,477        15,465        21,447        15,401

                             MATRIA HEALTHCARE, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Amounts in thousands)

                                                     June 30,     December 31,
                                                       2005           2004
                                                   ------------   ------------
    ASSETS
    Current Assets
      Cash, cash equivalents and short-term
       investments                                 $     22,392   $     41,208
      Trade accounts receivable, net                     53,238         45,603
      Inventories                                        23,886         25,200
      Prepaid expenses and other current assets          13,508         17,531
        Total current assets                            113,024        129,542

    Property and equipment, net                          25,019         22,881
    Intangible assets, net                              139,953        135,309
    Deferred income taxes                                11,137         11,704
    Other assets                                          4,635          5,046
                                                   $    293,768   $    304,482

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Current installments of long-term debt
       and obligations under capital leases        $      1,939   $        865
      Accounts payable, principally trade                27,365         31,202
      Other accrued liabilities                          18,316         21,566
        Total current liabilities                        47,620         53,633

    Long-term debt and obligations under capital
     leases, excluding current installments               1,962         85,751
    Other long-term liabilities                           5,559          5,438
          Total liabilities                              55,141        144,822

    Shareholders' equity                                238,627        159,660
                                                   $    293,768   $    304,482

                             MATRIA HEALTHCARE, INC.
             UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Amounts in thousands, except per share amounts)

                                   Three Months Ended         Six Months Ended
                                         June 30,                  June 30,
                                 -----------------------   -----------------------
                                    2005         2004         2005         2004
                                 ----------   ----------   ----------   ----------
    Reconciliation of Net
     Earnings to Earnings
     from Continuing
     Operations, Excluding
     Unusual Items
    Net earnings                 $    5,074   $   21,277   $    8,880   $   22,207
    Less gain on disposal
     of discontinued
     operations, net of tax               -      (32,799)           -      (32,799)
    Add loss on retirement
     of Senior Notes,
     net of tax                           -       14,144            -       14,144
    Add additional interest
     due to timing of
     retirement of Senior
     Notes, net of tax                    -          371            -          371
    Add restructuring
     charges, net of tax                  -          165            -          165
    Net earnings, excluding
     unusual items                    5,074        3,158        8,880        4,088
    Less (earnings) loss
     from discontinued
     operations, net
     of tax                             244         (333)         440         (987)
    Earnings from continuing
     operations, excluding
     unusual items               $    5,318   $    2,825   $    9,320   $    3,101

    Reconciliation of Diluted
     Earnings (Loss) per
     Common Share from
     Continuing Operations
     to Adjusted Diluted
     Earnings (Loss) per
     Common Share from
     Continuing Operations
    Diluted earnings (loss)
     per common share            $     0.27   $    (0.77)  $     0.48   $    (0.75)
    Unusual items, net
     of tax                               -         0.94            -         0.94
    Adjusted diluted
     earnings per common
     share                       $     0.27   $     0.17   $     0.48   $     0.19

    Shares used in calculating
     net earnings per share,
     excluding unusual items
    Weighted average shares
     outstanding, basic              17,775       15,465       16,867       15,401
    Shares issuable from
     assumed exercise of
     options and conversion
     of subordinated notes            3,702          699        4,580          820
    Weighted average shares
     outstanding, diluted            21,477       16,164       21,447       16,221

SOURCE  Matria Healthcare, Inc.
    -0-                             07/20/2005
    /CONTACT: Stephen M. Mengert, Chief Financial Officer of Matria Healthcare, Inc., +1-770-767-4500/
    /Web site:  http://www.matria.com /